UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) and Rule 14a-12

PSYCHIATRIC SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
MERGER TRANSACTION
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE PSYCHIATRIC SOLUTIONS, INC. EQUITY INCENTIVE PLAN
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE PSYCHIATRIC SOLUTIONS, INC OUTSIDE DIRECTORS’ NON-QUALIFIED STOCK OPTION PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPARATIVE PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GENERAL INFORMATION

840 CRESCENT CENTRE DRIVE
SUITE 460
FRANKLIN, TENNESSEE 37067

April 20, 2005

TO OUR STOCKHOLDERS:

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Psychiatric Solutions, Inc. (the “Company”), to be held on Tuesday, May 17, 2005, at 10:00 a.m. (Central Daylight Time) at the Company’s executive offices located at 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067. The following pages contain the formal notice of the Annual Meeting and the Company’s Proxy Statement which describe the specific business to be considered and voted upon at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy, which is being solicited by the Board of Directors, as soon as possible. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

     We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Joey A. Jacobs

Joey A. Jacobs
Chairman, President and Chief Executive Officer

Enclosures:
1. Notice of Annual Meeting
2. Proxy Statement
3. Proxy Card and Business Reply Envelope
4. Annual Report to Stockholders

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.

840 CRESCENT CENTRE DRIVE
SUITE 460
FRANKLIN, TENNESSEE 37067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2005

TO OUR STOCKHOLDERS:

     The 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Psychiatric Solutions, Inc. will be held on Tuesday, May 17, 2005, at 10:00 a.m. (Central Daylight Time) at the Company’s executive offices located at 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067, for the following purposes:

(1)	To elect three nominees as Class III directors;

(2)	To approve an amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan;

(3)	To approve an amendment to the Psychiatric Solutions, Inc. Outside Directors’ Non-Qualified Stock Option Plan;

(4)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2005; and

(5)	To transact any other business that properly comes before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 12, 2005 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

     The enclosed Proxy Statement contains more information regarding matters to be voted on at the Annual Meeting. Please read the Proxy Statement carefully.

By order of the Board of Directors,

/s/ Joey A. Jacobs

Joey A. Jacobs
Chairman, President and Chief Executive Officer

Dated: April 20, 2005

IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

840 CRESCENT CENTRE DRIVE
SUITE 460
FRANKLIN, TENNESSEE 37067

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Psychiatric Solutions, Inc. (the “Company”) of proxies to be voted at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Company’s executive offices located at 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067, on Tuesday, May 17, 2005, at 10:00 a.m. (Central Daylight Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are first being mailed or given to stockholders on or about April 20, 2005.

INFORMATION CONCERNING SOLICITATION AND VOTING

Voting of Proxy

     If the enclosed proxy is properly executed and received prior to or at the Annual Meeting and not properly revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted (a) FOR the election as directors of the nominees described in this Proxy Statement, (b) FOR approval of the amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, (c) FOR approval of the amendment to the Psychiatric Solutions, Inc. Outside Directors’ Non-Qualified Stock Option Plan, and (d) FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The persons named as proxies in the enclosed proxy were selected by the Company’s Board of Directors.

     Stockholders who sign proxies have the right to revoke them at any time before they are voted by delivering a written request to the Vice President, Treasurer and Investor Relations of the Company prior to the Annual Meeting or by submitting another proxy at a later date, and the giving of the proxy will not affect the right of a stockholder to attend the meeting and vote in person.

Record Date

     The close of business on April 12, 2005 has been fixed as the record date for the determination of stockholders entitled to vote at the meeting. As of such date, the Company had 48,000,000 authorized shares of common stock, $.01 par value (“Common Stock”), of which 20,508,949 shares were outstanding and entitled to vote, and 6,000,000 authorized shares of preferred stock, of which no shares were outstanding. Common Stock is the Company’s only outstanding class of voting stock. Each share of Common Stock will have one vote on each matter to be voted upon at the meeting

Quorum and Voting Requirements

     A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting, by the officer of the Company presiding over the Annual Meeting, or by the Board of Directors. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority and has not received voting instructions from the beneficial owner of shares on a particular matter.

Miscellaneous

     The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

     Management of the Company is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. If any other matters properly come before the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

MERGER TRANSACTION

     On August 5, 2002, pursuant to a definitive Merger Agreement, PMR Acquisition Corporation, a newly formed, wholly-owned subsidiary of PMR Corporation, a publicly traded Delaware corporation, merged with and into Psychiatric Solutions, Inc., a Delaware corporation whose name, subsequent to the merger, was changed to Psychiatric Solutions Hospitals, Inc. (“PSH”). The surviving corporation in the merger was PSH, which became a wholly-owned subsidiary of PMR Corporation. In connection with the merger, PMR Corporation changed its name to Psychiatric Solutions, Inc. and, effective August 6, 2002, the shares of Psychiatric Solutions, Inc., formerly known as PMR Corporation, were approved for listing on the Nasdaq National Market under the ticker symbol “PSYS.”

     In this Proxy Statement, unless the context otherwise requires, the current company, Psychiatric Solutions, Inc., is referred to as “we,” “the Company,” or “Psychiatric Solutions” with respect to periods of time from the effective date of the merger to the date of this Proxy Statement; the surviving company in the merger, PSH, is referred to as “we,” “the Company,” or “Psychiatric Solutions” with respect to periods prior to the effective date of the merger. PMR Corporation, with respect to periods prior to the effective date of the merger, is referred to as “PMR.” All share numbers, purchase prices per share, and exercise prices relating to our securities are shown on a post-merger basis after adjusting such numbers and prices to reflect the exchange ratio in the merger. In this Proxy Statement, the above described merger is referred to as the “PMR Merger.”

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

     On March 26, 2004, the Board of Directors appointed William F. Carpenter III as a director to fill the vacancy created by the resignation of Joseph P. Donlan as a director on March 23, 2004. Mr. Carpenter was elected by the Company’s stockholders at the 2004 annual meeting to serve as a Class II director until the 2007 annual meeting of stockholders. On September 1, 2004, the Board of Directors appointed William M. Petrie, M.D. as a Class III director to serve until this Annual Meeting.

     The Company’s certificate of incorporation provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. The terms of the Company’s Class III directors expire at the Annual Meeting.

     Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the three individuals named below under the caption “Class III Nominees” for election as directors to serve until the annual meeting of stockholders in 2008 or until their successors have been elected. Each nominee has consented to be a candidate and to serve, if elected. Proxies cannot be voted for a greater number of persons than the nominees named.

Required Vote

     Directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present. The Company’s certificate of incorporation does not provide for cumulative voting and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. An abstention may not be specified with respect to the election of Class III Nominees. Broker non-votes will have no effect on the outcome of the election. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors listed below. If a nominee becomes unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the Board of Directors.

     The following table shows the names, ages, principal occupations and other directorships of each of the nominees designated by the Board of Directors to become directors and the year in which each nominee was first appointed or elected to the Board of Directors of PSH or the Company, as applicable.

		Principal Occupation/	Director
Name	Age	Other Directorships	Since
Class III Nominees – Term Expiring in 2005

Joey A. Jacobs	51	President and Chief Executive Officer, Psychiatric Solutions, Inc.; Chairman, Psychiatric Solutions, Inc. since August 2002	1997

Edward K. Wissing	67	Chairman of the Board, Pediatric Services of America, Inc., a home health care company, since December 2002, director since 2001; previously President, Chief Executive Officer and director, American HomePatient, Inc., a national provider of home health care products and services, from May 1984 until May 1998	1997

William M. Petrie, M.D.	58	President, Psychiatric Consultants, P.C., a psychiatrist practice group	2004

Continuing Directors

     The persons named below will continue to serve as directors until the annual meeting of stockholders in the year indicated or until their successors are elected and take office. Stockholders are not voting on the election of the Class I and Class II directors. The following table shows the names, ages, principal occupations and other directorships of each continuing director and the year in which each was first elected to the Board of Directors of PSH or the Company, as applicable.

		Principal Occupation/	Director
Name	Age	Other Directorships	Since
Class I – Term Expiring in 2006

Christopher Grant, Jr	50	President, Salix Management Corporation, manager of venture capital partnerships Salix Ventures, L.P., Salix Ventures II, L.P. and Salix Affiliates II, L.P.	1997

Ann H. Lamont	48	General Partner, Oak Investment Partners, a venture capital firm	2003

		Principal Occupation/	Director
Name	Age	Other Directorships	Since
Class II — Term Expiring in 2007

William F. Carpenter III	50	Executive Vice President, LifePoint Hospitals, Inc., a non-urban hospital company, since February 2004; Corporate Governance Officer, LifePoint Hospitals, Inc., since February 2003; Chief Development Officer, LifePoint Hospitals, Inc., since May 2002; General Counsel, LifePoint Hospitals, Inc., since May 1999; and previously Senior Vice President, LifePoint Hospitals, Inc., from May 1999 to February 2004	2004

Mark P. Clein	45	Chief Financial Officer, United BioSource Corporation, a health care company, since November 2003; previously Partner, LCI Partners, a consulting and investment firm, from January 2003 to November 2003; previously Executive Vice President and Chief Financial Officer, US Bioservices Corporation, a pharmacy company, from May 2002 to January 2003; previously Chief Executive Officer, PMR Corporation, from May 1999 to May 2002	2002

Richard D. Gore	52	Co-Chief Executive Officer and President, Attentus Healthcare Corporation, a non-urban hospital management company, since December 2002; previously Chief Financial Officer, Province Healthcare Company, from April 1996 to August 2001; previously Vice Chairman of the Board, Province Healthcare Company, from December 1999 to August 2001	2003

     Each of the nominees and continuing directors has had the principal occupation indicated for more than five years, unless otherwise indicated.

The Board of Directors recommends that the stockholders vote FOR each of the Class III nominees.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE
PSYCHIATRIC SOLUTIONS, INC. EQUITY INCENTIVE PLAN

     The Company’s Board of Directors has adopted and is hereby proposing to the stockholders an amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, as amended (the “Equity Incentive Plan”). As further described below, the sole purpose of this amendment is to increase the number of shares of Common Stock subject to grant under the Equity Incentive Plan. This amendment is separately explained below and is qualified in its entirety by reference to the full text of the amendment to the Equity Incentive Plan, which is attached hereto as Appendix A.

Description of the Amendment to the Equity Incentive Plan

     The Equity Incentive Plan permits awards of (i) “incentive stock options” (“ISOs”) described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) non-qualified stock options that are not qualified as ISOs under the Code (“NQSOs”), and (iii) Common Stock that is subject to restrictions on transfer and/or risk of forfeiture (“Restricted Stock”) (collectively, “Awards”). The Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”) and was designed to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”).

Explanation of Changes

     Prior to the amendment of the Equity Incentive Plan, 2,933,333 shares of Common Stock had been reserved for issuance thereunder, all of which are either subject to outstanding Awards or have been issued pursuant to the Equity Incentive Plan as of March 31, 2005. Under the amendment to the Equity Incentive Plan, an additional 2,000,000 shares of Common Stock will be available for issuance. Without this increase, the Company will be severely limited in its ability to grant additional Awards to its employees. The Board of Directors believes that Awards are an essential part of the Company’s compensation program and provide meaningful inducements to employees to contribute to the Company’s growth and financial performance. The Equity Incentive Plan has been a useful tool in achieving the Company’s business development goals by helping to attract and retain highly qualified employees. The Company believes that continued Award grants are necessary to attract and retain qualified individuals in the current economic environment.

General Description of the Equity Incentive Plan

     The purpose of the Equity Incentive Plan is to provide a performance incentive to employees and others who perform services that enhance the value of stockholders’ equity. The Committee is authorized to administer the Equity Incentive Plan and to grant Awards to Company employees and to certain others who provide significant services to the Company. The Equity Incentive Plan provides for the award of ISOs, NQSOs and Restricted Stock. All employees of the Company and its subsidiaries and, in the case of awards other than ISOs, any consultant or independent contractor providing services to the Company or a subsidiary, are eligible for Awards under the Equity Incentive Plan. ISOs may be granted only to employees of the Company and its subsidiaries. As of March 31, 2005, the Company employed approximately 9,150 people.

     The Committee determines which individuals are to receive awards under the Equity Incentive Plan, the type of Award to be granted (i.e., ISOs, NQSOs or Restricted Stock) and the exercise prices and vesting dates of each Award. The exercise price of ISOs may not be less than 100% of the fair market value of Common Stock on the trading day immediately preceding the date of grant (110% for individuals who own more than 10% of the total outstanding Common Stock). These and other terms are set forth in the Equity Incentive Plan and a written agreement between the Company and the individual receiving the Award. The aggregate fair market value of Common Stock with regard to which ISOs are exercisable by an individual for the first time during any calendar year may not exceed $100,000. No option shall be exercisable after the expiration of ten years from the date it is granted (five years for ISOs granted to individuals who own more than 10% of the total outstanding shares of Common Stock).

     The Company currently has options outstanding to purchase 2,211,291 shares of Common Stock under the Equity Incentive Plan. The exercise price under which options have been granted has been the fair market value of the Company’s Common Stock on the date of grant. To date, no Restricted Stock has been awarded. Based upon the closing sale price of Common Stock on March 31, 2005, the aggregate market value of the 2,211,291 shares of Common Stock underlying outstanding options granted to the Equity Incentive Plan was approximately $101.7 million.

     The amount of any Award under the Equity Incentive Plan is subject to the discretion of the Committee and, therefore, cannot be determined in advance. Similarly, the dollar value of such Awards cannot be determined prior to their grant. As of March 31, 2005, 124 employees of the Company, excluding executive officers, had received options to purchase an aggregate of 806,898 shares of Common Stock, five executive officers had received options to purchase an aggregate of 1,371,199 shares of Common Stock and six non-employees had received options to purchase an aggregate of 33,194 shares of Common Stock under the Equity Incentive Plan.

Amendment and Termination of the Equity Incentive Plan

     The Equity Incentive Plan will continue indefinitely but may be amended or terminated by the Board of Directors at any time and for any reason. No amendment that would have a material adverse effect on the rights of a participant under an outstanding Award will be effective without the participant’s consent. In addition, stockholder approval is required for any amendment that increases the aggregate number of shares of Common Stock authorized under the Equity Incentive Plan, changes the class of employees eligible to receive ISOs or increases the period during which ISOs may be granted or exercised.

Federal Income Tax Consequences

     Tax consequences to the Company and to individuals receiving Awards will vary with the type of Award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an ISO, NQSO or Restricted Stock under the Equity Incentive Plan. A grantee that exercises an ISO will not recognize income on its exercise. If he or she does not sell the shares of Common Stock acquired thereby for at least two years after the date of grant and one year after exercising the ISO, any gain or loss on the sale of Common Stock will be subject to capital gains treatment. The exercise price of the ISO is the tax basis for purposes of determining capital gains.

     An individual who disposes of Common Stock before the holding periods described above are satisfied will have engaged in a “disqualifying disposition” and will recognize ordinary compensation income equal to the lesser of: (i) the excess of the fair market value of the shares on the exercise date over the exercise price, and (ii) the excess of the sale price of the shares over the exercise price. Any additional gain or loss realized on the date of sale in a disqualifying disposition is subject to capital gains tax treatment.

     Generally, the Company is not entitled to a tax deduction upon the grant or exercise of an option or the exercise of an ISO under the Equity Incentive Plan. However, if the grantee engages in a disqualifying disposition, the Company may take a tax deduction for the amount of ordinary income recognized by the individual.

     Upon exercise of a NQSO, an individual recognizes ordinary income on the difference between the fair market value of Common Stock and the exercise price paid under the NQSO. With respect to Restricted Stock, unless the individual makes an election under Section 83(b) of the Code to be taxed at the time of grant, he or she will recognize ordinary income on the fair market value of Common Stock at the time the shares of Restricted Stock become vested. In either case, the Company is generally entitled to deduct the amount recognized by the individual for tax purposes. The individual is also subject to capital gains treatment on the subsequent sale of Common Stock acquired through an Award. For this purpose, the individual’s tax basis in Common Stock is its fair market value at the time the NQSO is exercised or the Restricted Stock is vested (or granted, if an election under Section 83(b) is made).

Registration Under the Securities Act of 1933

     The Company intends to register the additional shares of Common Stock authorized for issuance under the Equity Incentive Plan under the Securities Act of 1933 on a Registration Statement on Form S-8 as soon as practicable after approval of the amendment to the Equity Incentive Plan by the stockholders of the Company.

Required Vote

     Approval of the amendment to the Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention will have the same legal effect as a vote against the proposed amendment to the Equity Incentive Plan, and broker non-votes will have no effect on the outcome of the proposed amendment.

The Board of Directors recommends that the stockholders vote FOR approval of the amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE PSYCHIATRIC SOLUTIONS, INC.

OUTSIDE DIRECTORS’ NON-QUALIFIED STOCK OPTION PLAN

     The Company’s Board of Directors has adopted and is hereby proposing to the stockholders an amendment to the Psychiatric Solutions, Inc. Outside Directors’ Stock Option Plan (the “Directors Plan”). As further described below, the primary purposes of this amendment are to (i) provide for an automatic grant of an option to purchase 6,000 shares of the Company’s Common Stock upon a new Director’s election or appointment to the Board of Directors and (ii) increase the exercise period of options from five to ten years. In general, these amendments will apply to option grants made on or after the adoption of the amendments. These amendments are explained separately below. These descriptions and explanations are qualified in their entirety by reference to the full text of the amendment to the Directors Plan, which is attached hereto as Appendix B.

Explanation of Changes

     The material terms of the changes effected by the amendment and restatement of the Directors Plan are as follows:

     Automatic Grant Upon a New Director’s Appointment. Prior to the amendment, both new and continuing directors received options to purchase 4,000 shares of Common Stock on the date of each annual stockholder meeting. In order to attract highly qualified directors, the Company believes that a new director should receive an option to purchase 6,000 shares of Common Stock on the date of the director’s initial election or appointment to the board of directors. In addition, any continuing director who has not previously received an option under the Directors Plan shall receive an option to purchase 6,000 (rather than 4,000) shares of Common Stock on the date of the next stockholder meeting.

     Increase in Exercise Period. Prior to the amendment, options granted pursuant to the Directors Plan expired upon the earlier of five years from the date of grant or three months after the date on which a grantee ceases to be a director of the Company (one year after death or disability). The Company proposes to increase the exercise period to ten years in order to conform the Company’s option grants to the standard practices of its peers. In addition, the Company believes that extending the exercise period will assist the Company in attracting and retaining highly qualified directors.

General Description of the Directors Plan

     The Directors Plan is administered by the Compensation Committee. Under the Directors Plan, options to purchase 4,000 shares of Common Stock are awarded to all non-employee directors of the Company serving at the annual stockholders meeting. The exercise price of any option will be the fair market value of Common Stock on the date the option is granted, and each option will be exercisable with respect to 25% of the shares of Common Stock subject to the option at the time of grant, and an additional 25% each year thereafter for three years. All options granted under the Directors Plan become fully vested upon a change in the corporate control of the Company, subject to certain limitations provided in the Directors Plan. The Directors Plan currently provides that options will expire the earlier of five years from the date of grant or three months after the date on which the participant ceases to be a director (one year after death or disability).

     As of March 31, 2005, there were options outstanding to purchase 67,514 shares of Common Stock under the Directors Plan. The exercise price of these options is the fair market value of the Company’s Common Stock on the date of grant. Based on the closing sale price of the Common Stock on March 31, 2005, the aggregate market value of the 67,514 shares of Common Stock underlying outstanding options granted pursuant to the Directors Plan was approximately $3.1 million.

     The following table sets forth information regarding options which would be received, assuming seven non-employee Directors participated under the Directors Plan in 2005:

New Plan Benefits

Number of Shares
Name and Position (1)	Underlying Stock Options
Non-Employee Director Group (7 persons)	30,000(2)

(1)	Neither the Named Executive Officers nor any other employees are eligible to participate in the Directors Plan.

(2)	Includes the initial grant of an option to purchase 6,000 shares to Dr. Petrie and an option to purchase 4,000 shares to each of the other non-employee directors.

Amendment and Termination of the Incentive Plan

     The Board of Directors may amend or terminate the Directors Plan at any time and for any reason. No amendment that would have a material adverse effect on the rights of a participant under an outstanding option will be effective without the participant’s consent. In addition, stockholder approval is required for any amendment that changes the number of shares in the aggregate which may be issued pursuant to options granted under the Directors Plan.

Federal Income Tax Consequences

     Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an option. Upon exercise of an option, the individual recognizes ordinary income on the difference between the fair market value of the Common Stock and the exercise price paid under the option. The individual also is subject to capital gains treatment on the subsequent sale of the Common Stock acquired through an option. For this purpose, the individual’s tax basis in Common Stock is its fair market value at the time the nonqualified option is exercised.

     The Company generally is allowed to deduct from its taxable income an amount that corresponds to the ordinary income an individual recognizes at the time a nonqualified option is exercised.

Registration under the Securities Act of 1933

     The Company has registered the shares of Common Stock available for grant under the Directors Plan on Form S-8 with the Securities and Exchange Commission.

Required Vote

     Approval of the proposed amendment to the Directors Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention will have the same legal effect as a vote against the proposed amendment to the Directors Plan, and broker non-votes will have no effect on the outcome of the proposed amendment.

The Board of Directors recommends that the stockholders vote FOR approval of the amendment to the Psychiatric Solutions, Inc. Outside Directors’ Stock Option Plan.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2004 with respect to compensation plans (including individual compensation arrangements) under which shares of the Company’s Common Stock are authorized for issuance.

			Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under equity
	exercise of outstanding	exercise price of	compensation plans
	options, warrants and	outstanding options,	(excluding securities
	rights	warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	1,758,951	$13.73	695,436

Equity compensation plans not approved by security holders (2)	7,224	$27.00	—

Total	1,766,175	$13.78	695,436

(1)	Represents stock options granted or issuable under the Psychiatric Solutions’ 1997 Key Personnel Plan, the Equity Incentive Plan and the Directors Plan.

(2)	The Company has outstanding 7,224 stock options which were granted outside the Company’s stock option plans. These stock options were granted to a former executive officer of PMR during 1998.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2005. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Required Vote

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter is needed to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2005. Under Delaware law, an abstention will have the same legal effect as a vote against the ratification of Ernst & Young LLP, and broker non-votes will have no effect on the outcome of the ratification of the independent registered public accounting firm. If the appointment is not ratified, the matter will be referred to the Audit Committee for further review.

Audit and Non-Audit Fees

     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for 2004 and 2003, and fees incurred for other services rendered by Ernst & Young LLP for fiscal year 2004 and 2003:

	2004	2003
Audit Fees(1):	$1,363,617	$1,370,200
Audit – Related Fees(2):	162,301	854,300
Tax Fees(3):	7,003	120,400
All Other Fees(4):	—	15,000

Total Fees	$1,532,921	$2,359,900

(1)	Such services consisted primarily of the audit of the Company’s annual financial statements and internal control over financial reporting, the review of the Company’s quarterly financial statements, statutory audits, and services provided in connection with registration statements filed with the Securities and Exchange Commission (the “SEC”).

(2)	Such services consisted primarily of due diligence related to the Company’s mergers and acquisitions and consultations related to compliance with Section 404 of the Sarbanes-Oxley Act.

(3)	Such services consisted primarily of tax compliance services and other tax planning and tax advice services.

(4)	Such services consisted primarily of health sciences advisory services.

     All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

     The charter of the Audit Committee provides that the Audit Committee must pre-approve all auditing and non-auditing services to be provided by the auditor, other than certain de minimus non-audit services. In addition, any services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. For 2004, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee.

The Audit Committee and the Board of Directors recommend that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2005.

CORPORATE GOVERNANCE

Committees of the Board of Directors

     The Board of Directors has established three standing committees: a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee as described below. All committee members are non-employee, independent directors. In addition, Edward K. Wissing serves as Chairman of the Company’s Compliance Committee, which is otherwise comprised of employees of the Company. The Compliance Committee oversees the Company’s Code of Ethics that applies to all employees, including the Company’s Chief Executive Officer and Chief Accounting Officer.

Compensation Committee

     The Board of Directors has appointed a Compensation Committee to evaluate the performance of the Company’s officers, review and approve officers’ compensation, formulate bonuses for management and administer the Company’s equity compensation plans. The Compensation Committee is comprised of Mr. Grant and Ms. Lamont. During 2004, the Compensation Committee held five meetings and took action by written consent three times.

Audit Committee

     The Board of Directors has appointed an Audit Committee to assist the Board in fulfilling its oversight responsibilities for the Company’s financial reports, systems of internal controls for financial reporting and accounting policies, procedures and practices. The primary responsibilities and duties of the Audit Committee are as follows:

•	Hire, evaluate and, when appropriate, replace the Company’s independent auditor, whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which it is appointed.

•	Determine the compensation to be paid to the independent auditor and, in its sole discretion, approve all audit and engagement fees and terms, and pre-approve all auditing and non-auditing services of the independent auditor, other than certain de minimus non-audit services.

•	Review and discuss with management, the independent auditor and internal auditors the Company’s internal reporting, audit procedures and the adequacy and effectiveness of the Company’s disclosure controls and procedures.

•	Review and discuss with management and the independent auditor the audited financial statements to be included in the Company’s Annual Report on Form 10-K, the quarterly financial statements to be included in the Company’s Quarterly Report on Form 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of critical accounting policies used in the Company’s financial statements.

•	Review and discuss with management the quarterly earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

•	Review and discuss with management all existing related-party transactions and approve any proposed related-party transactions to ensure that they are in the Company’s best interest.

•	Review and reassess the adequacy of the Amended and Restated Audit Committee Charter adopted by the Board of Directors, and recommend proposed changes to the Board.

     The Audit Committee is currently comprised of Messrs. Gore, Grant and Wissing, each of whom the Board of Directors has determined to be “independent” as required by the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). In addition, the Board of Directors has determined that Richard D. Gore is an “audit committee financial expert” as defined in rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended. The Audit Committee held six meetings during 2004.

Nominating and Corporate Governance Committee

     The primary responsibilities and duties of the Nominating and Corporate Governance Committee are as follows:

•	Review the composition of the Board of Directors to ensure that a majority of the members are “independent” as required by the Nasdaq listing standards.

•	Consider and recommend candidates to fill new positions or vacancies on the Board of Directors and review any candidates recommended by stockholders.

•	Evaluate the performance of each existing director proposed for re-election and recommend the director nominees for approval by the Board of Directors and the stockholders.

•	Retain and terminate any search firm to be used to identify Board candidates and approve the search firm’s fees and other retention terms.

•	Review and reassess the adequacy of the Nominating and Corporate Governance Committee Charter and recommend any changes to the Board.

     The Nominating and Corporate Governance Committee is currently comprised of Messrs. Carpenter and Gore and Ms. Lamont, each of whom the Board of Directors has determined to be “independent” as required by the Nasdaq listing standards. The Nominating and Corporate Governance Committee did not formally meet during 2004, but considered several nominees and recommended to the Board of Directors that Dr. Petrie be elected to the Board of Directors. The Nominating and Corporate Governance Committee has a written charter that is available on the Company’s website at www.psysolutions.com.

Meetings of the Board of Directors and Committees

     During 2004, the Board of Directors held a total of eight meetings and took action by written consent three times. Each director attended 75% or more of the meetings of the Board and committees of the Board on which such director served.

Nomination of Directors

     Directors may be nominated by the Board of Directors or by stockholders in accordance with the Company’s Amended and Restated Bylaws. As a matter of course, the Nominating and Corporate Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating and Corporate Governance Committee will review all proposed nominees for the Board of Directors, including those proposed by stockholders. This process includes a review of the candidate’s character, judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Corporate Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors. The Company does not currently pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

     For a stockholder to submit a candidate for consideration by the Nominating and Corporate Governance Committee, a stockholder must notify Brent Turner, the Company’s Vice President, Treasurer and Investor Relations, at Psychiatric Solutions, Inc., 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067. In addition, the Company’s Amended and Restated Bylaws permit stockholders to nominate directors at a stockholder meeting. To make a director nomination at the Annual Meeting, a stockholder entitled to vote must deliver written notice to the Company (containing certain information specified in the Company’s Amended and Restated Bylaws about the stockholder and the proposed nominee) not less than 50 days or more than 75 days prior to the meeting; provided, however, that in the event that less than sixty (60) days notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Proxy Statement.

Communicating with the Board

     All stockholder communications with the Board of Directors should be directed to the Company’s outside counsel at Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, Attention: Christopher L. Howard, Esq., and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for an individual director. Each communication intended for the Board of Directors and received by Mr. Howard will not be opened, but will be promptly forwarded unopened to the Chairman of the Audit Committee following its clearance through normal security procedures.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

     The Company encourages each member of the Board of Directors to attend each annual meeting of stockholders. All directors attended the annual meeting of stockholders held on May 4, 2004.

Non-Management Executive Sessions

     The Board of Directors has adopted a policy relating to non-management executive sessions. Under this policy, periodically, and no less frequently than semi-annually, the Board of Directors will meet in executive sessions in which management directors and other members of management do not participate. During 2004, the non-management members of the Board of Directors held four executive sessions.

     Stockholders and other parties interested in communicating with the non-management directors as a group may do so by contacting the Company’s outside counsel in writing at Waller Lansden Dortch & Davis, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, Attention: Christopher L. Howard, Esq.

Compensation of Directors

     Directors who are employees of the Company receive no additional compensation for their services as directors. Each non-employee director receives:

•	An annual retainer of $12,000;

•	A meeting fee of $2,000 for each Board or committee meeting attended in person and $1,000 for each such telephonic meeting (but only one fee in the event that more than one such meeting is held on a single day);

•	An annual grant of an option to purchase 4,000 shares of Common Stock; and

•	Reimbursement for necessary travel expenses incurred in attending such meetings.

If the proposed amendment to the Directors Plan is approved by the stockholders at the Annual Meeting, directors will receive an initial grant of an option to purchase 6,000 shares of Common Stock on the date of such director’s appointment to the Board of Directors.

     In addition, the Board member serving as Chairman of the Audit Committee and the Board member serving as Chairman of the Compliance Committee receive an additional $2,000 per month. The Board member serving as Chairman of the Nominating and Corporate Governance Committee and the Board member serving as Chairman of the Company’s Compensation Committee receive an additional $1,000 per month.

     As discussed above, each non-employee director of the Company receives annual stock option grants under the Directors Plan. Only non-employee directors of the Company are eligible to receive options under the Directors Plan. Options granted under the Directors Plan are intended by the Company not to qualify as incentive stock options under the Code.

     Option grants under the Directors Plan are non-discretionary. As of the date of the Company’s annual meeting of stockholders each year, each member of the Company’s Board of Directors who is not an employee of the Company is automatically granted under the Directors Plan, without further action by the Company, the Board of Directors, the Compensation Committee or the stockholders of the Company, an option to purchase 4,000 shares of Common Stock of the Company.

     The exercise price of options granted under the Directors Plan must be the fair market value of the Company Common Stock subject to the option on the date of the option grant. Options granted under the Directors Plan are immediately exercisable as to 25% of the option shares and the remaining 75% of the option shares become exercisable in equal installments on each of the first, second and third anniversary of the option grant date. Options currently expire the earlier of five years from the date of grant or three months after the date on which the participant ceases to be a director (one year after death or disability). If the stockholders approve the amendment to the Directors Plan, the exercise period will expire the earlier of ten years from the date of grant or three months after the participant ceases to be a director. All options granted under the Directors Plan become fully vested upon a change in the corporate control of the Company, subject to vesting limitations in situations in which a participant would realize less net income under the option after payment of “golden parachute” excise taxes under Section 4999 of the Code. The Board of Directors may amend or terminate the Directors Plan in its discretion, except that no amendment will become effective without approval of the Company’s stockholders if such approval is necessary pursuant to Nasdaq listing standards. The Directors Plan will continue indefinitely until it is terminated by the Board of Directors.

     On May 4, 2004, the Board of Directors granted an option to purchase 4,000 shares of Common Stock to each of Messrs. Carpenter, Clein, Gore, Grant, and Wissing and to Ms. Lamont at an exercise price of $22.36 per share (the fair market value based on the closing sales price reported on the Nasdaq National Market on the previous trading day).

     Each director of the Company is a party to an Indemnification Agreement with the Company pursuant to which the Company has agreed to indemnify and advance expenses to such director in connection with his or her service as a director, officer or agent of the Company to the fullest extent permitted by law and as set forth in each such agreement and, to the extent applicable, to maintain insurance coverage for each such director under the Company’s policies of directors and officers’ liability insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth information with respect to ownership of the Company’s Common Stock, as of March 25, 2005, by:

•	each of the Company’s directors and nominees for director;

•	each of the Company’s executive officers named in the summary compensation table on page 19; and

•	all of the Company’s directors and executive officers as a group.

     To the Company’s knowledge, unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. The Company is unaware of any person who beneficially owns more than 5% of the outstanding shares of Common Stock. All computations are based on 20,507,783 shares of Common Stock outstanding on March 25, 2005.

		Percent of Common
Name of	Number of Shares	Stock
Beneficial Owner, Executive Officer or Director	Beneficially Owned	Beneficially Owned(1)
Joey A. Jacobs (2)	368,879	1.8%
Steven T. Davidson (3)	30,750	*
Jack R. Salberg (4)	74,803	*
Jack E. Polson (5)	66,492	*
Brent Turner (6)	57,750	*
Christopher Grant, Jr. (7)	4,933	*
Edward K. Wissing (8)	4,436	*
Ann H. Lamont (9)	18,221	*
Richard D. Gore (10)	5,000	*
Mark P. Clein (11)	53,842	*
William F. Carpenter III (12)	2,000	*
William M. Petrie, M.D.	9,364	*
All directors and executive officers as a group (12 persons) (13)	696,470	3.3%

*	Less than 1%

(1)	Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock subject to options that currently are exercisable or will be exercisable within sixty (60) days of March 25, 2005. Shares of Common Stock subject to options that are currently exercisable or will be exercisable within 60 days of March 25, 2005 are considered to be outstanding for the purpose of computing the percentage of the shares held by a holder, but are not considered to be outstanding for computing the percentage held by others.

(2)	Includes options to purchase 326,621 shares.

(3)	Includes options to purchase 30,750 shares.

(4)	Includes options to purchase 71,470 shares.

(5)	Includes options to purchase 66,492 shares.

(6)	Includes options to purchase 57,750 shares.

(7)	Includes options to purchase 4,933 shares.

(8)	Includes options to purchase 4,436 shares.

(9)	Includes options to purchase 5,000 shares. Includes 178 shares of Common Stock owned by Oak Investment Partners X, Limited Partnership (“Oak X”) and 9 shares of Common Stock owned by Oak X Affiliates Fund, Limited Partnership (“Oak X Affiliates”). Ms. Lamont is a managing member of Oak Associates X, L.L.C., the general partner of Oak X, and a managing member of Oak X Affiliates, L.L.C., the general partner of Oak X Affiliates. The voting power for Oak X and Oak X Affiliates is shared among the managing members of Oak Associates X, L.L.C. and Oak X Affiliates, L.L.C., respectively. Ms. Lamont disclaims her beneficial ownership of Oak X and Oak X Affiliates. The address for Oak Investment Partners is One Gorham Island, Westport, Connecticut 06880.

(10)	Includes options to purchase 5,000 shares.

(11)	Includes options to purchase 35,640 shares.

(12)	Includes options to purchase 2,000 shares.

(13)	Includes options to purchase 610,092 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. These officers, directors and greater than 10% stockholders of the Company are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific due dates for these reports and the Company is required to report in this Proxy Statement any failure to file reports as required during 2004.

     Based upon a review of these filings and written representations from the Company’s directors and executive officers, the Company believes that, except as set forth below, all reports required to be filed with the SEC by Section 16(a) during the most recent fiscal year or prior fiscal years have been filed, and no other reports were required.

     Edward K. Wissing inadvertently failed to file on a timely basis a required Form 4 concerning the exercise of options on December 15, 2004 to purchase an aggregate of 9,000 shares of Common Stock, but has since made the required filing. In addition, Jack R. Salberg inadvertently failed to file on a timely basis a required Form 4 concerning the exercise of options on December 15, 2004 to purchase an aggregate of 40,163 shares of Common Stock, but has since made the required filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by (i) the Company’s Chief Executive Officer, (ii) the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 (the “Named Executive Officers”). As described earlier in this Proxy Statement under the section entitled “Merger Transaction,” Psychiatric Solutions, Inc. was the accounting acquiror in the merger between PSH and PMR Acquisition Corporation. Accordingly, the executive compensation provided below reflects the executive compensation information of PSH from January 1, 2002 through August 4, 2002 and the Company from January 1, 2002 through December 31, 2004.

				Long-Term
				Compensation
				Awards
				Securities	All Other
		Annual Compensation (1)		Underlying	Compensation
Name and Principal Position	Year	Salary	Bonus	Options (#)	(2)
Joey A. Jacobs	2004	$397,692	$299,697	67,000	$1,000
Chairman of the Board, President	2003	325,000	125,000	200,000	2,000
and Chief Executive Officer	2002	268,481	100,000	274,717	2,000

Jack R. Salberg	2004	$304,519	$173,529	43,000	$1,000
Chief Operating Officer	2003	275,258	100,000	50,000	2,000
	2002	239,152	82,500	57,440	2,000

Steven T. Davidson	2004	$243,615	$98,504	43,000	$1,000
Chief Development Officer and	2003	200,000	50,000	25,000	2,000
Secretary	2002	172,135	30,270	65,729	2,000

Jack E. Polson	2004	$181,731	$98,338	43,000	$244
Chief Accounting Officer	2003	141,635	50,000	65,000	325
	2002	104,539	18,162	17,517	1,300

Brent Turner (3)	2004	$181,731	$98,338	43,000	$323
Vice President, Treasurer and	2003	123,173	50,000	90,000	—
Investor Relations	2002	—	—	—	—

(1)	The perquisites and personal benefits paid to each of the Named Executive Officers was less than $50,000 or 10% of the total salary and bonus reported for the Named Executive Officers, and, therefore, the amount of such other annual compensation is not reported.

(2)	These amounts represent matching contributions under the Company’s 401(k) Plan.

(3)	Mr. Turner commenced employment with the Company in February 2003.

Stock Option Grants

     The following table sets forth certain information concerning stock options granted to the Named Executed Officers in 2004. The Company granted no stock appreciation rights in 2004.

		Percent of
		Total
		Options
	Number Of	Granted		Grant		Potential Realizable Value
	Securities	To	Exercise	Date		At Assumed Annual Rates
	Underlying	Employees	Or Base	Market		Of Stock Price Appreciation
	Options	In Fiscal	Price Per	Price Per	Expiration	For Option Term(2)
Name	Granted	Year	Share(1)	Share	Date	5%	10%
Joey A. Jacobs	67,000	9.8%	$20.45	—	3/12/14	$861,680	$2,183,666

Brent Turner	43,000	6.3%	$20.45	—	3/12/14	553,018	1,401,457

Steven T. Davidson	43,000	6.3%	$20.45	—	3/12/14	553,018	1,401,457

Jack R. Salberg	43,000	6.3%	$20.45	—	3/12/14	553,018	1,401,457

Jack E. Polson	43,000	6.3%	$20.45	—	3/12/14	553,018	1,401,457

(1)	Based upon the fair market value of Common Stock on the date of grant of options, as determined by the Company’s Board of Directors.

(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance provided to any of the Named Executive Officers set forth above or any other holder of the Company’s securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of Common Stock appreciates over the option term, no value will be realized from the option grants made to the above Named Executive Officers.

     Option Exercise and Values. The table below provides information as to the exercise of options by the Named Executive Officers during the 2004 fiscal year under the option plans and the year-end value of unexercised options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares		Number Of Securities		Value Of Unexercised In-
	Acquired	Value	Underlying Unexercised		The-Money Options At Fiscal
Name	On Exercise (#)	Realized	Options At Fiscal Year-End		Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joey A. Jacobs	—	$—	263,646	301,096	$7,892,894	$7,929,554

Brent Turner	10,000	211,900	23,250	99,750	285,125	1,800,675

Steven T. Davidson	65,489	1,285,857	6,250	83,865	142,563	1,968,022

Jack R. Salberg	40,163	1,139,123	41,970	98,470	866,568	1,747,418

Jack E. Polson	5,000	126,050	38,242	89,759	934,648	2,001,465

(1)	This amount represents the aggregate of the number of “in-the-money” options multiplied by the difference between $36.56, the fair market value of Common Stock at December 31, 2004 as reported on the Nasdaq National Market, and the exercise price for that option. Options are classified as “in-the-money” if the market value of the underlying Common Stock exceeds the exercise price of the option. Actual values which may be realized, if any, upon the exercise of options will be based on the per share market price of Common Stock at the time of exercise and are thus dependent upon future performance of Common Stock.

Employment Contracts and Change-In-Control Arrangements

     The Company has entered into employment agreements with Joey A. Jacobs, President and Chief Executive Officer of the Company, and Jack R. Salberg, Chief Operating Officer and President of the Company’s subsidiary Sunstone Behavioral Health, Inc. Mr. Jacobs’ employment agreement has an effective date of August 6, 2002, and was amended on November 26, 2003. Mr. Salberg’s employment agreement has an effective date of October 1, 2002. Each of the employment agreements had an initial term that extended through December 31, 2003, and is thereafter subject to automatic annual renewals absent prior notice from either party of the intent to terminate the agreement. Under his agreement, Mr. Jacobs initially received an annual base salary of $325,000. Mr. Salberg’s initial annual base salary was $275,000. Mr. Jacobs’ and Mr. Salberg’s base salaries are subject to adjustment according to the policies and practices adopted by the Company from time to time. Each of Mr. Jacobs and Mr. Salberg is also eligible to receive an annual cash incentive compensation award (“bonus”) tied to objective criteria as established by the Board of Directors.

     If the Company terminates Mr. Jacobs’ employment “without cause” or if Mr. Jacobs resigns as a result of a “constructive discharge” (as those terms are defined in the employment agreement), (i) all options held by Mr. Jacobs and scheduled to vest during the succeeding 24 month period will immediately vest and will remain exercisable for 12 months from the date of termination; (ii) certain restricted stock held by Mr. Jacobs will immediately vest; (iii) Mr. Jacobs will receive a lump sum severance payment equal to two times his base salary and bonus earned during the 12 months prior to termination plus any earned but unpaid base salary and bonus on a pro rata basis for the year of termination; and (iv) all benefits and perquisites will continue for 18 months. In the event the Company terminates Mr. Jacobs’ employment for cause or if Mr. Jacobs resigns other than pursuant to a “constructive discharge” or “change in control” (as those terms are defined in the employment agreement), Mr. Jacobs will only receive his earned but unpaid base salary and vacation through the date of termination.

     If the Company terminates Mr. Salberg’s employment “without cause” or if Mr. Salberg resigns as a result of a “constructive discharge” (as those terms are defined in the employment agreement), (i) all options held Mr. Salberg and scheduled to vest during the succeeding 18 month period will immediately vest and will remain exercisable for 12 months from the date of termination; (ii) Mr. Salberg will receive a severance payment equal to 1.5 times his base salary and bonus earned during the 12 months prior to termination, paid out over a period of 18 months, plus any earned but unpaid base salary and bonus on a pro rata basis for the year of termination; and (iii) all benefits and perquisites will continue for 18 months. In the event the Company terminates Mr. Salberg’s employment for cause or if Mr. Salberg resigns other than pursuant to a “constructive discharge” or “change in control” (as those terms are defined in the employment agreement), Mr. Salberg will only receive his earned but unpaid base salary and vacation through the date of termination.

     If Mr. Jacobs is terminated within 18 months of a “change in control” of the Company, and the termination results from the change in control, Mr. Jacobs is entitled to receive a cash amount equal to two times his base salary and bonus earned during the 12 months prior to termination, paid out over a period of 24 months, and the continuation of all benefits and perquisites for 18 months. Mr. Salberg’s agreement contains an identical provision except that he is entitled to receive a cash amount equal to 1.5 times his base salary and bonus earned during the 12 months prior to termination, paid out over a period of 18 months.

     Mr. Jacobs has agreed that during the period of his employment and for a 12 month period thereafter, he will not, among other things, compete with the Company or solicit the Company’s clients or employees. Mr. Salberg’s agreement contains identical covenants that are applicable during the period of Mr. Salberg’s employment and for an 18 month period thereafter.

Compensation Committee Interlocks and Insider Participation

     During 2004, the members of the Compensation Committee of the Board of Directors were Christopher Grant, Jr. and Ann H. Lamont. There are no interlocks among the members of the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

     The Compensation Committee of the Board of Directors (the “Committee”) is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. The Committee currently consists of outside directors Mr. Grant and Ms. Lamont. The Compensation Committee held five meetings during 2004.

Executive Officer Compensation Program

     The Company’s executive compensation program is based on the following four objectives: (i) to link the interests of management with those of stockholders by encouraging stock ownership in the Company; (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive within the industry; (iii) to recognize and reward individual performance through salary, annual cash incentives and long-term stock based incentives; and (iv) to manage compensation based on the individual’s level of skill, knowledge, effort and responsibility.

     The components of the Company’s compensation program for its executive officers include (i) base salary, (ii) performance-based cash bonuses, (iii) incentive compensation in the form of stock options, and (iv) participation in the Company’s 401(k) plan.

     Base Salary. Base salary levels for the Company’s executive officers are determined, in part, through comparisons with peer companies with which the Company competes for personnel and general geographic market conditions. Additionally, the Committee evaluates individual experience and performance and the overall performance of the Company. The Committee reviews each executive’s salary on an annual basis and may increase each executive’s salary based on (i) the individual’s contribution to the Company compared to the preceding year, (ii) the individual’s responsibilities compared to the preceding year and (iii) any increase in median pay levels at peer companies.

     Cash Bonuses. The Committee recommends the payment of bonuses to the Company’s employees, including its executive officers, as an incentive for the employees to contribute to the realization of established objectives of the Company. For 2004, these bonuses were based on the achievement of certain corporate performance objectives relating to (i) the Company’s actual as compared to budgeted earnings before interest, taxes, depreciation and amortization, (ii) adjusted earnings per share (“EPS”), and (iii) certain strategic objectives. The Company accrues funds for the cash bonuses monthly, depending on the earnings of the Company, and pays the bonuses after the fiscal year end. The amount of the cash bonus paid to each executive officer is based on the individual executive’s performance during the preceding year.

     Stock Options. The Company believes that stock options are a key component to the compensation of its executive officers. Stock options provide a substantial incentive to these employees by allowing them to directly participate in any increase in the long-term value of the Company. This incentive is intended to reward, motivate and retain the services of executive employees. The Company has historically rewarded its executive employees through the grant of Nonqualified Stock Options.

     With the exception of stock options granted under the Company’s 2004 Long-Term Equity Compensation Plan (“Equity Compensation Plan”), which is discussed below, the Committee employs no particular set of mechanical criteria in awarding stock options. Rather, it evaluates a series of factors including: (i) the overall performance of the Company for the fiscal year in question; (ii) the performance of the individual in question; (iii) the anticipated contribution by the individual to the Company on an overall basis; (iv) the historical level of compensation of the individual; (v) the level of compensation of similarly situated executives in the Company’s industry; and (vi) that level of combination of cash compensation and stock options that would be required from a competitive point of view to retain the services of a valued executive officer.

     Under the Equity Compensation Plan, as adopted by the Board of Directors in March 2004, the Company’s executive officers and certain key employees are eligible to receive options to purchase up to three percent (3%) of the Company’s issued and outstanding shares of Common Stock. The number of stock options to be granted under the Equity Compensation Plan is based on the Company’s adjusted EPS for the current fiscal year compared to the Company’s adjusted EPS for the prior fiscal year. Options granted pursuant to the Equity Compensation Plan are issued under the Company’s Equity Incentive Plan and vest and become exercisable over the three year period following the date of grant, with 25% of the options vesting on the date of grant and 25% on each of the first, second and third anniversaries of the date of grant. In March 2005, the Committee granted the following options to executive officers pursuant to the Equity Compensation Plan to reward each of them for their performance in 2004: 84,901 shares to Mr. Jacobs, 75,000 shares to Mr. Salberg and 55,000 shares to each of Messrs. Davidson, Polson and Turner. If the proposed amendment to the Equity Incentive Plan is approved, the Committee may grant additional options to the executive officers pursuant to the Equity Compensation Plan to reward them for their performance in 2004.

Chief Executive Officer Compensation

     Mr. Jacobs’ base salary has been and will continue to be adjusted from time-to-time in accordance with the criteria for the determination of executive officer compensation as described above in the section captioned “Base Salary.” In setting Mr. Jacobs’ compensation for 2004, the Company sought to establish a base salary for Mr. Jacobs that was competitive with the base salary paid to chief executive officers at peer companies, while making a significant percentage of his compensation dependent on the Company’s performance.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation’s chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this statute.

     Members of the Compensation Committee:

     Christopher Grant, Jr.

     Ann H. Lamont

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company is comprised solely of directors who meet the independence requirements of The Nasdaq Stock Market, Inc. The Audit Committee held six meetings during 2004.

     The Company’s management has primary responsibility for preparing the Company’s financial statements and implementing internal controls over financial reporting. The Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States.

     The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Company’s Board of Directors on November 5, 2002, as amended and restated on March 23, 2004. The Amended and Restated Charter was attached to the Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 9, 2004. The Audit Committee reviews and reassesses the adequacy of the Charter annually or more often as necessary and recommends any proposed changes to the Board. The Audit Committee acted in accordance with its Charter in 2004. In fulfilling its responsibilities for fiscal year 2004, the Audit Committee:

•	Pre-approved all auditing and non-auditing services of Ernst & Young, other than certain de minimus non-audit services.

•	Reviewed and discussed with management the Company’s unaudited quarterly financial statements for the quarters ended March 31, June 30, September 30 and December 31, 2004 and the Company’s audited financial statements for the fiscal year ended December 31, 2004, including a discussion of critical accounting policies used in such financial statements;

•	Reviewed and discussed with the internal auditor the quality and appropriateness of the Company’s internal controls and reporting procedures;

•	Discussed with Ernst & Young the matters required to be discussed under Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, both with and without management present; and

•	Received the written disclosures and the letter from Ernst & Young regarding Ernst & Young’s independence as required by Independence Standards Board Standard No. 1, and discussed with Ernst & Young their independence from the Company and management.

     Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young as described above, and in reliance thereon, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

     Members of the Audit Committee

     Richard D. Gore, Chairman

     Edward K. Wissing
     Christopher Grant, Jr.

     The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

COMPARATIVE PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in cumulative total stockholder return on the Company’s Common Stock with (a) the performance of a broad equity market indicator, the Nasdaq Stock Market Index and (b) the performance of a published industry index or peer group, the Nasdaq Health Services Stocks Index. The graph assumes the investment on December 31, 1999 of $100 and that all dividends were reinvested at the time they were paid. The table following the graph presents the corresponding data for December 31, 1999 and each subsequent fiscal year end. From December 31, 1999 to August 5, 2002, the sales prices set forth in the graph below are for PMR’s common stock prior to the PMR Merger and, subsequent to August 5, 2002, Psychiatric Solutions’ Common Stock.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

	1999	2000	2001	2002	2003	2004
Psychiatric Solutions, Inc.	100	75	90	468	1750	3061
Nasdaq Stock Market Index	100	60	48	33	49	54
Nasdaq Health Services Stocks	100	137	148	128	196	246

THE STOCK PRICE PERFORMANCE GRAPH AND FISCAL YEAR END
TABLE ARE PURELY HISTORICAL INFORMATION AND SHOULD NOT BE
RELIED UPON AS INDICATIVE OF FUTURE PRICE PERFORMANCE.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Grant of Options and Stock Awards to Certain Directors and Executive Officers

     Directors and members of the Company’s management have been granted options to purchase Common Stock. See “Compensation of Directors,” “Security Ownership of Certain Beneficial Owners and Management” and “Executive Compensation.”

Indebtedness of Certain Directors

     In January 2000, PMR loaned Mr. Clein, PMR’s chief executive officer at the time and currently one of the Company’s directors, $467,500 pursuant to promissory notes for the purchase of stock in connection with the exercise of stock options (the “Stock Notes”). The Stock Notes, which were paid in full in September 2004, bore interest at the rate of 6.21% per annum and were with recourse in addition to being secured by stock under pledge agreements. PMR also received promissory notes from Mr. Clein for up to $257,208 for tax liabilities related to the purchase of such stock (the “Tax Notes”). The Tax Notes, which were paid in full in September 2004, bore interest at the rate of 6.21% and were secured by stock pledges, but were otherwise without recourse. The largest aggregate amount of indebtedness owed by Mr. Clein during 2004 was $349,864.

Additional Relationships and Related Party Transactions

     On February 4, 2003, the Company’s stockholders approved the private placement of $25 million of Series A Preferred Stock with affiliates of Oak Investment Partners (“Oak”) and Salix Ventures (“Salix”) and The 1818 Mezzanine Fund II, L.P. (the “1818 Fund”). The 1818 Fund invested an aggregate of $999,999 and received an aggregate of 181,818 shares of Series A Preferred Stock, all of which were converted into 192,368 shares of Common Stock in 2004. Oak invested an aggregate of $20,000,001 and received an aggregate of 3,636,364 shares of Series A Preferred Stock, all of which were converted into 3,853,252 shares of Common Stock in 2004. Salix invested an aggregate of $3,999,996 and received an aggregate of 727,272 shares of Series A Preferred Stock, all of which were converted into 767,850 shares of Common Stock in 2004. One half of the Series A Preferred Stock was issued on April 1, 2003. The other half was issued on June 19, 2003. The proceeds of the sale of the Series A Preferred Stock were used to acquire Ramsay Youth Services, Inc., six facilities from The Brown Schools, Inc. and to pay down a portion of the Company’s long-term debt.

     William M. Petrie, M.D., a member of the Company’s Board of Directors, serves as President of Psychiatric Consultants, P.C., a practice group managed by the Company (“PCPC”), and owns a 14% interest in PCPC. The initial term of the management agreement was for three years. It was renewed for additional three year terms on April 11, 2000 and April 11, 2003. The management agreement will continue to automatically renew for three year terms unless terminated by either party. The Company’s management fee was $137,077 for the year ended December 31, 2004.

GENERAL INFORMATION

Stockholder Proposals for 2006 Annual Meeting

     Stockholder proposals intended to be presented at the 2006 annual meeting of stockholders must be received by the Company at its principal executive offices at 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067 no later than December 21, 2005, in order for the proposals to be included in the Proxy Statement and form of proxy for that meeting.

     The deadline for delivering notice of a stockholder proposal, other than a proposal to be included in the Proxy Statement, for the 2006 annual meeting of stockholders will be March 6, 2006, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934. The persons named as proxies in the Proxy Statement may exercise discretionary voting authority with respect to any matter that is not submitted to us by such date.

Annual Report to Stockholders

     A copy of the Company’s 2004 Annual Report to Stockholders is enclosed. Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC. Requests should be directed to Psychiatric Solutions, Inc., 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067, Attention: Brent Turner, Investor Relations, (615) 312-5700. The Company’s 2004 Annual Report to Stockholders and Form 10-K for the year ended December 31, 2004 are also available through the Company’s website at www.psysolutions.com. The Company’s Annual Report to Stockholders and Form 10-K are not proxy soliciting materials.

PSYCHIATRIC SOLUTIONS, INC

/s/ Joey A. Jacobs

Joey A. Jacobs
Chairman, President and Chief Executive Officer

April 20, 2005

Appendix A

Second Amendment to the
Psychiatric Solutions, Inc.
Equity Incentive Plan

     This Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan (the “Plan”) is adopted by Psychiatric Solutions, Inc. (the “Company”) to be effective with respect to options granted on and after May 17, 2005.

Whereas, Psychiatric Solutions, Inc. (the “Company”) has established the Psychiatric Solutions, Inc. Equity Incentive Plan (the “Plan”) through which the Company may grant awards to directors, officers, employees, consultants and advisors of the Company and its affiliates; and

     Whereas, the Company desires to amend the Plan to increase the total number of shares that may be granted pursuant to the Plan;

     Now, therefore, the Plan is hereby amended by deleting Section 5.2 in its entirety and inserting the following in its place and stead:

     5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is increased by 2,000,000 shares to a total of 4,933,333 shares of Stock, subject to increases and adjustments as provided in Article VIII.

     In Witness Whereof, this Amendment is hereby executed by the undersigned officer of the Company on April 12, 2005, but effective on the date stated herein.

Psychiatric Solutions, Inc.

By:	/s/ Joey A. Jacobs

Joey A. Jacobs
Chairman of the Board, Chief
Executive Officer and President

Appendix B

Amendment to the
Psychiatric Solutions, Inc.
Outside Directors’ Stock Option Plan

     This Amendment to the Psychiatric Solutions, Inc. Outside Directors’ Stock Option Plan (the “Plan”) is adopted by Psychiatric Solutions, Inc. (the “Company”) to be effective with respect to options granted on and after May 17, 2005.

Recitals:

     Whereas, the Company established the Plan to award options to purchase the common stock of the Company to its directors who are not employed by the Company or its affiliates;

     Whereas, the Company desires to amend the Plan to (i) provide for an automatic grant of an option to purchase 6,000 shares of Company stock upon a director’s initial election or appointment to the Board of Directors and (ii) increase the exercise period of options from five to ten years; and

     Whereas, these changes shall be effective with respect to options granted on and after May 17, 2005;

     Now, therefore, the Plan is hereby amended as follows:

     1. Subsection 4.1(a) of the Plan is hereby restated as follows:

     (a) Number and Grant Date. On the date of an individual’s initial election or appointment to the Board, such individual shall be granted an Option hereunder to purchase 6,000 shares of Stock. In addition, a Board member who is re-elected to the Board at the annual stockholder meeting or who otherwise continues to be a member of the Board immediately thereafter shall receive an Option hereunder to purchase 4,000 shares of Stock, unless such Board member has not previously received an Option hereunder, in which case the Board member shall receive an Option to purchase 6,000 (rather than 4,000) shares of Stock on the date of such stockholder meeting. If, on any Grant Date during the term of the Plan, there are not sufficient shares of Stock that remain available pursuant to Section 5.2 to provide the automatic grant on such date, then the number of shares that can be purchased under the Option that is granted on that date shall be determined by dividing the number of shares of Stock which remain available pursuant to Section 5.2 by the number of Participants who are eligible to receive an Option on such Grant Date, with fractional shares rounded down to the nearest number of whole shares. All references to numbers of shares in this Section are subject to adjustment in accordance with Article VIII.

     2. Subsection 4.1(d) of the Plan is hereby restated as follows:

     (d) Option Period. The period within which each Option may be exercised shall be the ten year period that begins with the Grant Date of such Option (the “Option Period”). However, Options will expire sooner under the circumstances described in Section 4.1(e).

     In Witness Whereof, this Amendment is hereby executed by the undersigned officer of the Company on April 12, 2005, but effective on the date stated herein.

Psychiatric Solutions, Inc.

By:	/s/ Joey A. Jacobs

Joey A. Jacobs
Chairman of the Board, Chief Executive Officer and
President

PSYCHIATRIC SOLUTIONS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
May 17, 2005
    The undersigned hereby appoints Joey A. Jacobs and Brent Turner, or either of them, with full power of substitution and resubstitution, as proxies to vote all shares of capital stock of Psychiatric Solutions, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s executive offices located at 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067, on Tuesday, May 17, 2005, at 10 a.m. (Central Daylight Time), and at any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the Annual Meeting:

1.	Election of Class III Directors.
        Nominees: Joey A. Jacobs, William M. Petrie, M.D., and Edward K. Wissing

☐ FOR ALL NOMINEES	☐ WITHHOLD FROM ALL NOMINEES

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided above.)

2.	Approval of the amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan.
☐ FOR              ☐ AGAINST              ☐ ABSTAIN

3.	Approval of the amendment to the Psychiatric Solutions, Inc. Outside Directors’ Stock Option Plan.
☐ FOR              ☐ AGAINST              ☐ ABSTAIN

4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2005.
☐ FOR              ☐ AGAINST              ☐ ABSTAIN
    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

    This proxy is being solicited by the Company’s Board of Directors and, when properly executed, will be voted as specified. If not otherwise specified, the above named proxies will vote (a) FOR the election of all nominees as Class III directors of the Company, (b) FOR approval of the amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, (c) FOR approval of the amendment to the Psychiatric Solutions, Inc. Outside Directors’ Stock Option Plan and (d) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2005.
    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   ☐
    MARK HERE IF YOU PLAN TO ATTEND THE MEETING   ☐

Date:

Signature
Date:

Signature
IMPORTANT
Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Please mark, sign, date and return the Proxy Card in the enclosed envelope.